QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC ENTERTAINMENT INC. (Delaware)
AMC Theatres of U.K. Limited (United Kingdom)
AMC Europe S.A. (France)
LCE Acquisition Sub, Inc. (Delaware)
LCE Mexican Holdings, Inc. (Delaware)
Symphony Subsisting Vehicle, S.R.L. de C.V. (24% LCEMHI & 76% AMC Netherlands)
LCE Lux HoldCo S.à r.l. (Luxembourg)
AMC Netherlands Holdco B.V.
Grupo Cinemex, S.A. de C.V. (Mexico)
Serviuno, S.A. de C.V. (Mexico)
Cadena Mexicana de Exhibición, S.A. de C.V. (Mexico)
Arrendadora Inmobiliaria Cinematográfica S.A. de C.V. (Mexico)
Cinemex Altavista, S.A. de C.V. (Mexico)
Cinemex Antara, S.A. de C.V. (Mexico)
Cinemex Aragón, S.A. de C.V. (Mexico)
Cinemex Cuauhtémoc, S.A. de C.V. (Mexico)
Cinemex Desarrollos, S.A. de C.V. (Mexico)
Cinemex Ecatepec, S.A. de C.V. (Mexico)
Cinemex El Risco, S.A. de C.V. (Mexico)
Cinemex El Rosario, S.A. de C.V. (Mexico)
Cinemex Interlomas, S.A. de C.V. (Mexico)
Cinemex Ixtapaluca, S.A. de C.V. (Mexico)
Cinemex Las Plazas Guadalajara, SA de C.V. (Mexico)
Cinemex Legaria, S.A. de C.V. (Mexico)
Cinemex Manacar, S.A. de C.V. (Mexico)
Cinemex Masaryk, S.A. de C.V. (Mexico)
Cinemex Misterios, S.A. de C.V. (Mexico)
Cinemex Morelia, S.A. de C.V. (Mexico)
Cinemex Mundo E, S.A. de C.V. (Mexico)
Cinemex Palomas, S.A. de C.V. (Mexico)
Cinemex Parque Delta, S.A. de C.V. (Mexico)
Cinemex Perinorte, S.A. de C.V. (Mexico)
Cinemex Polanco, S.A. de C.V. (Mexico)
Cinemex Producciones, S.A. de C.V. (Mexico)
Cinemex Puebla, S.A. de C.V. (Mexico)
Cinemex San Antonio, S.A. de C.V. (Mexico)
Cinemex Santa Fe, S.A. de C.V. (Mexico)
Cinemex Tenayuca, S.A. de C.V. (Mexico)
Cinemex Toluca II, S.A. de C.V. (Mexico)
Cinemex Universidad, S.A. de C.V. (Mexico)
Cinemex WTC, S.A. de C.V. (Mexico)
Cinemex Zaragoza, S.A. de C.V. (Mexico)
FICC Ciudad de Mexico, S.A. de C.V. (Mexico)
Operadora de Cinemas, S.A. de C.V. (Mexico)
Operadora Moliere, S.A. de C.V. (Mexico)
Producciones Expreso Astral, S.A. de C.V. (Mexico)
Teatro Polanco, S.A. de C.V. (Mexico)
Servicios Cinematogràficos Especializados S.A. de C.V. (Mexico)

American Multi-Cinema, Inc. (Missouri)
Club Cinema of Mazza. Inc. (District of Columbia)
Premium Theater of Framingham, Inc. (Massachusetts)
AMC License Services, Inc. (Kansas)
AMC Card Processing Services, Inc. (Arizona)
Investplex BV (Netherlands 50%)
De Laurentiis Cineplex S.r.L. (Italy 50%)
Loews Cineplex U.S. Callco, LLC (Delaware)
Loews Mauritius Holding Company (Mauritius)
Loews Citywalk Theatre Corporation (California)
Citywalk Big Screen Theatres (California) (Partnership 50%)
Loews Kaplan Cinema Associates Partnership (New Jersey) (Partnership 50%)
Loews Theatre Management Corp (Delaware)
S&J Theatres Inc. (California)
Magic Johnson Theatres Limited Partnership (California) (Limited Partnership 99.99%)
RKO Century Warner Theatres, Inc. (Delaware)
Loews Chicago Cinemas, Inc. (Illinois)
Universal Cineplex Odeon Joint Venture (Florida) (50%)
National Cinemedia, L.L.C. (Delaware 18,414,743 Units owned by AMCI)
AMC Entertainment International, Inc. (Delaware)
AMC Entertainment International Limited (United Kingdom)
AMC Theatres of Canada, Inc.
AMC Realty, Inc. (Delaware)
Centertainment, Inc. (Delaware)
Centertainment Development, Inc. (Delaware)
Burbank Entertainment Village, L.L.C. (Delaware)
General Cinema International, Inc. (Delaware)
Midland-Empire Partners, LLC (Missouri) (50%)
Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)
Movietickets.com, Inc. (Delaware) (26.2%)

QuickLinks

  Exhibit 21